EXHIBIT 10.2
LOAN AGREEMENT
BY AND BETWEEN
CITY OF GRANITE FALLS, MINNESOTA
AND
GRANITE FALLS ENERGY, LLC

This document drafted by:	BRIGGS AND MORGAN
Professional Association
2200 First National Bank Building
St. Paul, Minnesota 55101

LOAN AGREEMENT

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LOAN AGREEMENT
     THIS AGREEMENT, made as of the 1st day of February, 2006, by and between City of Granite Falls, Minnesota (the “City”), a municipal corporation and political subdivision of the State of Minnesota, and Granite Falls Energy, LLC, a Minnesota limited liability company (the “Developer”):
     WITNESSETH:
     WHEREAS, the City believes that the development of a certain Project as more fully set forth in, and pursuant to the terms of, this Agreement, and fulfillment of this Agreement, are vital and are in the best interests of the City, will result in preservation and enhancement of the tax base, provide employment opportunities and are in accordance with the public purpose and provisions of the applicable state and local laws and requirements under which the Project has been undertaken and is being assisted;
     WHEREAS, the City is authorized pursuant to Minnesota Statutes, Section 469.192 and Sections 469.001 through 469.047 to make a loan to the Developer for the purpose of undertaking the Project;
     WHEREAS, the requirements of the Business Subsidy Law, Minnesota Statutes, Section 116J.993 through 116J.995, apply to this Agreement;
     WHEREAS, the City has adopted criteria for awarding business subsidies that comply with the Business Subsidy Law, after a public hearing for which notice was published; and
     WHEREAS, the City Council has approved this Agreement as a subsidy agreement under the Business Subsidy Law.
     NOW, THEREFORE, in consideration of the premises and the mutual obligations of the parties hereto, each of them does hereby covenant and agree with the other as follows:

ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. All capitalized terms used and not otherwise defined herein shall have the following meanings unless a different meaning clearly appears from the context:
     Agreement means this Agreement, as the same may be from time to time modified, amended or supplemented;
     Bank means First National Bank of Omaha, a national banking association established in Omaha, Nebraska;
     Benefit Date means the date that the Developer puts the Equipment into service;
     City means Granite Falls, Minnesota, or any successor to its functions;
     Construction Plans means the plans, specifications, drawings and related documents of the construction work to be performed by the Developer on the Project and the Development Property in such form as required to obtain a building permit for the Project from the City according to the stated procedures of the City;
     County Loan means a loan from the County in the amount of $100,000 pursuant to the Redevelopment Plan, the Joint Powers Agreement and Minnesota Statutes, Section 469.041;
     County means Chippewa County, Minnesota;
     DEED means the Minnesota Department of Employment and Economic Development;
     Developer means Granite Falls Energy, LLC, a Minnesota limited liability company, its successors and assigns;
     Development Property means the real property (including any improvements thereon) legally described in Exhibit A of this Agreement;
     EDA means Granite Falls Economic Development Authority;
     Equipment means the equipment listed in Exhibit F and acquired by the Developer in connection with the Project;
     Event of Default means any of the events described in Section 5.1 of this Agreement;
     Grant Agreement means the Grant Agreement # CDAP-04-0041-H-FY05 between the City and the State of Minnesota acting through DEED, dated as of December 29, 2004.
     Interest Payment Date means, with respect to the MIF Loan, the 15th day of each March, June, September and December, beginning June 15, 2006, and with respect to the County Loan and Western Minnesota RLF Loan, the 15th day of each June and December, beginning June 15, 2006;
     JOBZ Agreement means the Job Opportunity Building Zone Business Subsidy Agreement, between the City and the Developer, dated as of October 19, 2004 as the same may be from time to time modified, amended or supplemented;
     Joint Powers Agreement means the Joint Powers and Participation Agreement pursuant to which the County has contributed the proceeds of the County Loan, the Western MN RLF has contributed the proceeds of the Western Minnesota RLF Loan to the Project and the City has contributed the proceeds of the MIF Loan to the Project;
     Loan Repayments means the payments made or to be made by the Developer pursuant to Section 3.2(c) of this Loan Agreement;
     MIF Loan means a loan from the City in the amount of $500,000 pursuant to the Redevelopment Plan, the Joint Powers Agreement and a loan received from the Minnesota Department of Employment and Economic Development through the Minnesota Investment Fund program;
     Mortgage means the Statutory Mortgage executed by the Developer in favor of the City and recorded against the Development Property;
     Note means the Promissory Note dated as of February 1, 2006 executed by the Developer evidencing the Loan;
     Project means the acquisition, construction and equipping of an approximately 40,000,000 gallon per year dry mill ethanol production plant by the Developer on the Development Property;
     Redevelopment Plan means the Redevelopment Plan, dated October 4, 2004, adopted by the EDA in connection with the Project;
     Senior Loan Agreement means the Senior Loan Agreement by and between the Developer and the Bank;
     State means the State of Minnesota;
     Subordination Agreement means the Subordination Agreement among the Developer, the City and the Bank;
     Western Minnesota RLF Loan means a loan from the Western MN RLF through its Revolving Loan Fund program in the amount of $100,000 pursuant to the Joint Powers Agreement; and

     Western MN RLF means The Western Minnesota Revolving Loan Fund, a Minnesota nonprofit corporation.

ARTICLE II
REPRESENTATIONS OF THE CITY
     Section 2.1 Representations and Warranties of the City. The City makes the following representations and warranties:
     (1) The City is a municipal corporation and a political subdivision of the State and has the power to enter into this Agreement and carry out its obligations hereunder.
     (2) The City has provided a copy of its policies and procedures related to the MIF Loan and its Community Fair Housing/Equal Opportunity Profile to DEED as required by the Grant Agreement; and the City is not otherwise in default under the Grant Agreement.
     (3) The Redevelopment Plan was adopted and approved in accordance with the terms of Minnesota Statutes, Sections 469.090 through 469.1082.
     (4) To finance a portion of the costs of the Equipment for the Project to be undertaken by the Developer, the City proposes, subject to the further provisions of this Agreement, to loan the proceeds of the MIF Loan, the County Loan and the Western Minnesota RLF Loan to the Developer as further provided in this Agreement.

ARTICLE III
THE LOAN
     Section 3.1 City Loan.
     (1) Subject to satisfaction of the conditions set forth in this Article III, the City agrees to loan the Developer the proceeds of the MIF Loan, the County Loan and the Western Minnesota RLF Loan in an amount not to exceed $700,000 to be used to pay a portion of the costs of the Equipment (the “Loan”).
     (2) The Loan shall occur upon the receipt by the City of the MIF Loan, the County Loan and the Western Minnesota RLF Loan and satisfaction of the conditions set forth in Section 3.3.
     Section 3.2 Terms of the Loan.
     (1) The Developer acknowledges that the City is loaning $700,000 to the Developer (the “Loan”).
     (2) The advanced and unpaid principal amount of the County Loan shall bear interest from the date of this Agreement at the rate of three percent (3.00%) per annum. Interest shall be computed on the basis of a 360 day year consisting of twelve (12) 30-day months.
     (3) The advanced and unpaid principal amount of the MIF Loan shall bear interest from the date of this Agreement at the rate of one percent (1.00%) per annum. Interest shall be computed on the basis of a 360 day year consisting of twelve (12) 30-day months.
     (4) The advanced and unpaid principal amount of the Western Minnesota RLF Loan shall bear interest from the date of this Agreement at the rate of five percent (5.00%) per annum. Interest shall be computed on the basis of a 360 day year consisting of twelve (12) 30-day months.
     (5) The Developer covenants and agrees to repay the Loan, together with interest and premium, if any, in Loan Repayments to the City in immediately available funds, as follows:
         (a) on or before each Interest Payment Date, commencing June 15, 2006, through and including June 15, 2021, principal of and accrued interest on the County Loan, in 31 equal semi-annual installments as set forth in the attached Exhibit C; provided such Exhibit C may be adjusted after the date hereof to reflect the Developer’s actual draw schedule; plus

        (b) on or before each Interest Payment Date, commencing June 15, 2006, through and including June 15, 2014, principal of and accrued interest on the MIF Loan, in 33 equal quarterly installments as set forth in the attached Exhibit D; provided such Exhibit D may be adjusted after the date hereof to reflect the Developer’s actual draw schedule; plus
         (c) on or before each Interest Payment Date, commencing June 15, 2006, through and including June 15, 2016, principal of and accrued interest on the Western Minnesota RLF Loan, in 21 equal semi-annual installments as set forth in the attached Exhibit E; provided such Exhibit E may be adjusted after the date hereof to reflect the Developer’s actual draw schedule.
     Section 3.3 Conditions to Making the Loan. As conditions precedent to the making of the Loan by the City:
     (1) The Developer shall provide the City an executed Mortgage that when filed will be a second mortgage lien on the Development Property;
     (2) The Developer shall provide the City the executed Note;
     (3) The Developer shall provide the City an executed opinion of counsel to the Developer in the form attached hereto as Exhibit B;
     (4) The Developer shall be in material compliance with all the terms and provisions of this Agreement;
     (5) The Developer shall have submitted to the City Construction Plans for the Project and such Construction Plans shall have been approved by the City;
     (6) The Developer shall have obtained a building permit for the Project; and
     (7) The Developer shall furnish the City evidence that the Developer has obtained construction financing for the Project in an amount sufficient, together with equity commitments, to complete the Project in conformance with the Construction Plans.
     Section 3.4 Disbursement.
     (1) County Loan. Upon receipt of the County Loan proceeds, the City shall retain $65,000 to pay $30,000 of administrative costs and $35,000 of engineering costs in connection with the Project. In addition, the City shall disburse the remaining County Loan proceeds directly to the Developer for the acquisition of Equipment eligible to be financed by the County Loan as indicated on Exhibit F hereto. Upon the acquisition of such Equipment the Developer shall submit to the City (1) a brief description of the Equipment purchased with such funds, (2) bills, receipts, invoices, or other documents reasonably acceptable to the City evidencing the acquisition of such Equipment in an amount equal to $35,000, and (3) a certificate of the Developer to the effect that the Equipment purchased with the proceeds of the County Loan were not the subject of any other request for disbursement pursuant to this Agreement. The Developer agrees to submit to the City the above mentioned attachments in form and substance reasonably satisfactory to the City and such other documents and certificates as the City may reasonably request to evidence the proper expenditure of the County Loan proceeds for the purposes of payment of the costs of the Equipment. The City has no duty to ascertain the correctness of any documents submitted in connection with any direction to disburse funds.
     (2) Western Minnesota RLF Loan. Upon receipt of a written request from the Developer, approved by the City, setting forth the following: (1) the amount to be disbursed, (2) the address to which such funds are to be forwarded, (3) a brief description of the Equipment purchased with such funds, (4) bills, receipts, invoices, or other documents reasonably acceptable to the City evidencing that the Developer has acquired Equipment eligible to be financed by the Western Minnesota RLF Loan as indicated on Exhibit F hereto in an amount equal to $100,000, and (5) a certificate of the Developer to the effect that the amounts requested to be disbursed were properly incurred in connection with the Project and were not the subject of any previous request for disbursement, the City shall forward such request and documentation to the Western MN RLF. Upon receipt of the proceeds of the Western Minnesota RLF Loan, the City shall disburse such funds to the Developer in reimbursement for the costs of such eligible Equipment; provided that such documentation must be submitted no later than February 15, 2006 and no disbursement of Western Minnesota RLF Loan proceeds shall be made after February 28, 2006. Equipment other than the rail car mover listed in Exhibit F may be substituted if the rail car mover will not be acquired by the Developer prior to February 28, 2006. The City has no duty to ascertain the correctness of any documents submitted in connection with any direction to disburse funds.
     (3) MIF Loan. Upon receipt of (i) a written request from the Developer, approved by the City, setting forth the following: (1) the amount to be disbursed, (2) the address to which such funds are to be forwarded, (3) a brief description of the Equipment purchased with such funds, (4) bills, receipts, invoices, or other documents reasonably acceptable to the City evidencing that the Developer has acquired new Equipment eligible to be financed by the MIF Loan as indicated on Exhibit F hereto in an amount equal to $500,000, and (5) a certificate of the Developer to the effect that the amounts requested to be disbursed were properly incurred in connection with the Project and were not the subject of any previous request for disbursement, together with (ii) evidence of substantial completion of the Project, (iii) evidence that, except for a reasonable retainage, substantially all of the proceeds of the construction financing under the Senior Loan Agreement and the approximately $24,000,000 equity contribution have been disbursed so that the proceeds of the MIF Loan represent not more than 1% of the funds disbursed for the cost of the Project as of the date requested, and (iv) a certificate of the Developer to the effect that there has been no adverse change in the Developer’s financial condition, organization, operations, or ability to repay the MIF Loan, City shall forward such request and documentation to DEED. Upon receipt of the proceeds of the MIF Loan, the City shall disburse such funds to the Developer in reimbursement for the costs of such eligible Equipment.
     Section 3.5 Prepayment.
     (1) Prepayment at Option of Developer. Subject to the terms of the Subordination Agreement so long as any portion of the loan under the Senior Loan Agreement is outstanding, the Developer may at its option and is encouraged to prepay the Loan, in whole or in part, on any date by paying the principal, interest and premium, if any, then due. Any partial prepayment shall be applied first against the accrued interest and then against the principal amounts due on a pro rata basis according to the outstanding principal balance of each of the County Loan, the MIF Loan and the Western Minnesota RLF Loan.
     (2) Mandatory Prepayment. Subject to the terms of the Subordination Agreement so long as any portion of the loan under the Senior Loan Agreement is outstanding, the Developer shall prepay the Loan, in whole, upon any sale, transfer, assignment or lease of the Project or if the Developer dissolves or otherwise disposes of all or substantially all of its assets, or consolidates with or merges into another corporation or other business entity or permits any other corporation or other business entity to consolidate with or merge into it unless the City consents, in writing, to the assignment and assumption of this Agreement by any successor entity.
     Section 3.6 Business Subsidies Act.
     (1) In order to satisfy the provisions of Minnesota Statutes, Sections 116J.993 to 116J.995 (the “Business Subsidies Act”), the Developer acknowledges and agrees that the amount of the “Business Subsidy” granted to the Developer under this Agreement is the amount of the Loan, and that the Business Subsidy is needed because the Project is not sufficiently feasible for the Developer to undertake without the Business Subsidy. The public purpose of the Business Subsidy is to develop new jobs within the City and the County and to develop an ethanol production facility in the City. The Developer agrees that it will meet the following goals (the “Goals”): It will create at least 10 new full-time equivalent positions at the Project at a wage of at least $12.00 per hour within fourteen months of the Benefit Date and at least 20 additional new full-time equivalent positions at the Project at an average wage of at least $12.00 per hour within two years of the Benefit Date for a total of 30 full-time equivalent jobs within two years of the Benefit Date. The City agrees that jobs created on or after May 1, 2005 may be included in the total number of jobs required to be created pursuant to this Section 3.6(1). The Developer certifies that as of the date hereof the Developer has created 30 full-time equivalent jobs at an average wage of at least $12.00 per hour in satisfaction of this Section 3.6(1).
     (2) If the Goals are not met, the Developer agrees to repay all or a part of the Business Subsidy to the City, plus interest (“Interest”) set at the implicit price deflator defined in Minnesota Statutes, Section 275.70, Subdivision 2, accruing from and after the Benefit Date, compounded semiannually. If the Goals are met in part, the Developer will repay a portion of the Business Subsidy (plus Interest) determined by multiplying the Business Subsidy by a fraction, the numerator of which is the number of jobs in the Goals which were not created at the wage level set forth above and the denominator of which is 30 (i.e. number of jobs set forth in the Goals in (1) above).
     (3) The Developer agrees to (i) report its progress on achieving the Goals to the City until the later of the date the Goals are met or two years from the Benefit Date, or, if the Goals are not met, until the date the Business Subsidy is repaid, (ii) include in the report the information required in Minnesota Statutes, Section 116J.994, Subdivision 7 on forms developed by DEED, and (iii) send completed reports to the City. The Developer agrees to file these reports no later than March 1 of each year commencing March 1, 2006, and within 30 days after the deadline for meeting the Goals. The City agrees that if it does not receive the reports, it will mail the Developer a warning within one week of the required filing date. If within 14 days of the post marked date of the warning the reports are not made, the Developer agrees to pay to the City a penalty of $100 for each subsequent day until the report is filed up to a maximum of $1,000.
     (4) The Developer agrees to continue operations of the Project for at least five (5) years after the Benefit Date.
     (5) The Developer will receive financial assistance for the Project from the City pursuant to this Agreement and certain tax exemptions and job credits pursuant to the Job Opportunity Building Zone Law (Minnesota Statutes, Sections 469.310 through 469.320) pursuant to the JOBZ Agreement.
     (6) There is no parent corporation of the Developer.
     Section 3.7 Employment Documentation. In addition to the reporting required pursuant to Section 3.5, the Developer shall annually complete and provide to the City notification of employment of hiring each new permanent employee for inclusion in the City’s annual Progress Report to DEED. This notification requirement must be provided to the City no later than October 15 of each year and will not be necessary after October 15, 2008, provided the employment objectives set forth in Section 3.5(1) have been met. This information must include:
     (1) Permanent jobs created.
     (2) Job title per job.
     (3) Date employee(s) hired.
     (4) Hourly wage.
     (5) Hourly value of benefits paid.

     (6) Benefits.
     Section 3.8 Low and Moderate Income Requirement and Documentation. The Developer agrees to provide evidence that at a minimum, 51% of the permanent jobs created are made available to (i.e. require not more than a high school diploma or one year’s experience) or filled by low and moderate income persons per Section 8 income guidelines. To meet this requirement, the Developer agrees that it will have each new employee complete a Job Information Form (prepared by DEED and available from the City) to self-certify to the family income. Twenty percent of the new employees incomes’ must be verified. If 51% of the jobs are not filled by low and moderate income persons, the Developer will be required to repay to the City the remaining amount of the MIF Loan balance on an accelerated schedule. The Developer certifies that as of the date hereof the Developer has made 23 of the 30 full-time equivalent jobs required to be created pursuant to Section 3.6(1) available to low and moderate income persons and 11 of the 30 required jobs have been filled by low and moderate income persons in satisfaction of this Section 3.8.
     Section 3.9 Labor Standards. No MIF Loan proceeds shall be used for construction or rehabilitation of the Project, or more than an incidental amount of installation ($2,000 or more) of the Equipment items financed in whole or in part with MIF Loan proceeds because the Developer has not complied with the following statutory provisions in connection with the construction of the Project: Davis-Bacon Act, Contract Work Hours and Safety Standards Acts, Copeland Act (anti-kickback), and Fair Labor Standards Act.
     Section 3.10 Non-Minnesota Construction Contracts. The Developer must comply with Minnesota Statutes, Section 290.9705, by either:
     (1) depositing with the State, eight percent of every payment made to non-Minnesota construction contractors where the contract exceeds $100,000; or
     (2) receiving an exemption from this requirement from the Minnesota Department of Revenue.
     Section 3.11 Lobbying. The Developer must not use MIF Loan proceeds to pay any person for influencing or attempting to influence an officer or employee of a federal agency, a member of Congress, an officer or employee of Congress, or any employee of a member of Congress in connection with the awarding of any federal contract, the making of a Federal grant, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative agreement. If the Developer uses non-federal funds to conduct any of the aforementioned activities, the Developer must complete and submit Standard Form LLL, A Disclosure Form to Report Lobbying (available from DEED).
     Section 3.12 Annual Financial Statements. For the term of the MIF Loan, the Developer must submit the most recent annual financial statement prepared in accordance with generally accepted accounting principals. The annual financial statements shall include a profit and loss statement, balance sheet, statement of cash flow, notes and an opinion from the accountants of such statements acceptable to the City. This information must be submitted within 120 days after the end of the Developer’s fiscal year.
     Section 3.13 Workers Compensation Insurance. The Developer has obtained workers’ compensation insurance as required by Minnesota Statutes, Section 176.181, subd. 2. The Developer’s workers compensation insurance information is as follows:

(1)	Company Name:	Transcontinental Insurance Company

(2)	Policy Number:	C2077854546

(3)	Local Agent:	Ellen Gloud, IMA of Kansas, Inc.
     Section 3.14 Business with the State of Minnesota/State Tax Laws. The Developer is required by Minnesota Law to provide its Minnesota tax identification number if it does business with the State of Minnesota. This information may be used in the enforcement of Federal and State tax laws. Supplying these numbers could result in an action to require the Developer to file State tax returns and pay delinquent State tax liabilities. This Agreement will not be approved unless these numbers are provided. These numbers will be available to Federal and State tax authorities and State personnel involved in the payment of State obligations.

(1)	Minnesota Tax ID:	6303468

(2)	Federal Employer ID:	41-1997390
     Section 3.15 Conflict of Interests; Representatives Not Individually Liable. No officer or employee of the City may acquire any financial interest, direct or indirect, in this Agreement, the Equipment or in any contract related to the Equipment. No officer, agent, or employee of the City shall be personally liable to the Developer or any successor in interest in the event of any default or breach by the City or for any amount that may become due to the Developer or on any obligation or term of this Agreement.
     Section 3.16 Default Reporting. On or before the 15th day of each March, June, September and December, beginning June 15, 2006, so long as the Senior Loan Agreement is in effect, the Developer shall submit to the City a statement, substantially in the form attached as Exhibit G and confirmed by the Bank, that no event of default or event that would constitute an event of default by the Developer under the Senior Loan Agreement or which, with the giving or notice or lapse of time or both, would become such an event of default, has occurred and is continuing under the Senior Loan Agreement or any document executed in connection therewith. The Developer shall immediately notify the City if any such event shall occur and shall provide the City a copy of any notice from the Bank of any event of default under the Senior Loan Agreement or any document executed in connection therewith.

ARTICLE IV
REPRESENTATIONS AND COVENANTS OF DEVELOPER
     Section 4.1 Representations and Warranties of the Developer. The Developer makes the following representations and warranties:
     (1) The Developer has the power to enter into this Agreement and to perform its obligations hereunder and is not in violation of its articles, operating agreement, member control agreement or any local, state or federal laws.
     (2) The Developer is a limited liability company validly existing under the laws of this State and has full power and to enter into this Agreement and carry out the covenants contained herein.
     (3) The Developer will cause the Project to be constructed in accordance with the terms of this Agreement and all local, state and federal laws and regulations (including, but not limited to, environmental, zoning, energy conservation, building code and public health laws and regulations).
     (4) The Developer will obtain or cause to be obtained, in a timely manner, all required permits, licenses and approvals, and will meet, in a timely manner, all requirements of all applicable local, state, and federal laws and regulations which must be obtained or met before the Project may be lawfully constructed
     (5) The construction of the Project would not be undertaken by the Developer, and in the opinion of the Developer would not be economically feasible within the reasonably foreseeable future, without the assistance and benefit to the Developer provided for in this Agreement.
     (6) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement is prevented, limited by or conflicts with or results in a breach of, the terms, conditions or provision of any contractual restriction, evidence of indebtedness, agreement or instrument of whatever nature to which the Developer is now a party or by which it is bound, or constitutes a default under any of the foregoing.
     (7) The Developer will cooperate fully with the reasonable requests of the City with respect to any litigation commenced with respect to the Project to the extent that the City and the Developer are not adverse parties to the litigation.
     (8) The Developer will cooperate fully with the City in resolution of any traffic, parking, trash removal or public safety problems which may arise in connection with the construction and operation of the Project.

     (9) To the best of the Developer’s knowledge, no member, officer, of employee of the City, or its officers, employees, designees, or agents, no consultant, member of the governing body of the City, and no other public official of the City, who exercises or has exercised any functions or responsibilities with respect to the Project during his or her tenure shall have any interest, direct or indirect, in any contract or subcontract, or the proceeds thereof, for work to be performed in connection with the Project or in any activity, or benefit there from, which is part of the Project.
     (10) The Developer warrants that it shall keep and maintain books, records, and other documents relating directly to the MIF Loan, and that any duly authorized representative of DEED shall, at all reasonable times, have access to and the right to inspect, copy, audit, and examine all such books, records, and other documents of the Developer until such time that the City and DEED have both determined that all issues, requirements, and close-out procedures relating to or arising out of the MIF Loan have been settled and completed.
     Section 4.2 Release and Indemnification Covenants.
        (a) The Developer releases the City, the State, DEED, the County, the Western MN RLF and their governing body members, officers, agents, servants and employees thereof (hereinafter, for purposes of this Section 4.2, the “Indemnified Parties”) from, covenants and agrees that the Indemnified Parties shall not be liable for, and agrees to indemnify, defend and hold harmless the Indemnified Parties against, any loss or damage to property or any injury to or death of any person occurring at or about or resulting from any defect in the Project or resulting from or occurring on the Development Property.
         (b) Except for any willful misrepresentation or any willful or wanton misconduct or any unlawful act of the Indemnified Parties, the Developer agrees to protect and defend the Indemnified Parties, now or forever, and further agrees to hold the Indemnified Parties harmless, from any claim, demand, suit, action or other proceeding whatsoever by any person or entity whatsoever arising or purportedly arising (i) from any violation of any agreement or condition of this Agreement or the Mortgage (except with respect to any suit, action, demand or other proceeding brought by the Developer against the City to enforce its rights under this Agreement) or (ii) the acquisition, construction, installation, ownership, and operation of the Project or (iii) any pollutant, contaminant or hazardous substance located in or on the Development Property.
        (c) The Indemnified Parties shall not be liable for any damage or injury to the persons or property of the Developer or its officers, agents, servants or employees or any other person who may be about the Project due to any act of negligence of any person, other than any act of negligence on the part of any such Indemnified Party or its officers, agents, servants or employees.
         (d) All covenants, stipulations, promises, agreements and obligations of the City contained herein shall be deemed to be the covenants, stipulations, promises,

agreements and obligations of the City, respectively, and not of any governing body member, officer, agent, servant or employee of the City in the individual capacity thereof.
         (e) The provisions of this Section 4.2 shall survive the termination of this Agreement.

ARTICLE V
EVENTS OF DEFAULT
     Section 5.1 Events of Default Defined. The following shall be “Events of Default” under this Agreement and the term “Event of Default” shall mean, whenever it is used in this Agreement, any one or more of the following events:
     (1) If (a) the Developer shall fail to make any payments required under Section 3.2 of this Agreement on the date due, or (b) any other payment due under this Agreement on or before the date that the payment is due and such default continues for ten (10) days after written notice given to the Developer by the City.
     (2) Failure by the Developer to substantially observe or perform any other covenant, condition, obligation or agreement on its part to be observed or performed under this Agreement for a period of thirty (30) days after written notice, specifying such default and requesting that it be remedied, given to the Developer by the City.
     (3) The Developer shall:
          (a) file any petition in bankruptcy or for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the United States Bankruptcy Act of 1978, as amended, or under any similar federal or state law; or
          (b) make an assignment for the benefit of its creditors; or
          (c) admit in writing its inability to pay its debts generally as they become due; or
          (d) be adjudicated a bankrupt or insolvent; or if a petition or answer proposing the adjudication of the Developer as a bankrupt or its reorganization under any present or future federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within ninety (90) days after the filing thereof; or a receiver, trustee or liquidator of the Developer or of the Project, or part thereof, shall be appointed in any proceeding brought against the Developer, and shall not be discharged within ninety (90) days after such appointment, or if the Developer shall consent to or acquiesce in such appointment.
     (4) If any event of default as that term is defined in the Senior Loan Agreement shall occur and be continuing.
     Section 5.2 Remedies on Default. Whenever any Event of Default referred to in Section 5.1 of this Agreement occurs and is continuing, the City, as specified below, may take any one or more of the following actions:

          (a) The City may declare immediately due and payable the unpaid principal of the Loan.
          (b) The City may suspend its performance under this Agreement until it receives assurances from the Developer, deemed adequate by the City, that the Developer will cure its default and continue its performance under this Agreement.
          (c) The City may cancel and rescind this Agreement.
          (d) The City may enforce its rights under the Mortgage.
          (e) The City may take any action, including legal or administrative action, which may appear necessary or desirable to collect any payments due under this Agreement, or to enforce performance and observance of any obligation, agreement, or covenant of the Developer under this Agreement.
     Section 5.3 No Remedy Exclusive. No remedy herein conferred upon or reserved to the City is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.
     Section 5.4 No Implied Waiver. In the event any agreement contained in this Agreement should be breached by any party and thereafter waived by any other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other concurrent, previous or subsequent breach hereunder.
     Section 5.5 Agreement to Pay Attorneys’ Fees and Expenses. Whenever any Event of Default occurs and the City shall employ attorneys or incur other expenses for the collection of payments due or to become due or for the enforcement or performance or observance of any obligation or agreement on the part of the Developer herein contained, the Developer agrees that it shall, on demand therefor, pay to the City the reasonable fees of such attorneys and such other expenses so incurred by the City.

ARTICLE VI
ADDITIONAL PROVISIONS
     Section 6.1 Titles of Articles and Sections. Any titles of the several parts, articles and sections of this Agreement are inserted for convenience of reference only and shall be disregarded in construing or interpreting any of its provisions.
     Section 6.2 Notices and Demands. Except as otherwise expressly provided in this Agreement, a notice, demand or other communication under this Agreement by any party to any other shall be sufficiently given or delivered if it is dispatched by registered or certified mail, postage prepaid, return receipt requested, or delivered personally, and
          (a) in the case of the Developer, is addressed to or delivered personally to the Developer at:
Granite Falls Energy, LLC
15045 Highway 23 S.E.
P.O. Box 216
Granite Falls, MN 56241
Attn: General Manager
          (b) in the case of the City, is addressed or delivered personally to the City at:
City of Granite Falls, Minnesota
885 Prentice Street
Granite Falls, MN 56241-1520
Attn: City Coordinator
or at such other address with respect to any such party as that party may, from time to time, designate in writing and forward to the other, as provided in this Section.
     Section 6.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument.
     Section 6.4 Modification. If the Developer is requested by the holder of a mortgage or by a prospective holder of a prospective mortgage to amend or supplement this Agreement in any manner whatsoever, the City will, in good faith, consider the request with a view to granting the same unless the City, in its reasonable judgment, concludes that such modification is not in the public interest, or will significantly and undesirably weaken the financial security provided to the interests of the City by the terms and provisions of this Agreement.
     Section 6.5 Law Governing. This Agreement will be governed and construed in accordance with the laws of the State.

     Section 6.6 City Approvals. Any approval, execution of documents, or other action to be taken by the City pursuant to this Agreement, for the purpose of carrying out the terms of this Agreement or for the purpose of determining sufficient performance by the Developer under this Agreement, may be made, executed or taken by the City without further approval by the City Council.
     Section 6.7 Termination. This Agreement shall automatically terminate without any notice to Developer: (1) if no MIF Loan proceeds have been disbursed to the Developer prior to March 31, 2006; or (2) if: (a) the Developer has not received any disbursement of MIF Loan proceeds from the City; and (b) the Developer fails to pay its debts as they become due, files a petition under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, becomes “insolvent” as that term is generally defined under the Federal Bankruptcy Code, files an answer admitting insolvency or inability to pay its debts as they become due in any involuntary bankruptcy case commenced against it, or fails to obtain a dismissal of such case within sixty (60) days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or is the subject of an order for relief in such bankruptcy case, or is adjudged a bankrupt or insolvent, or has a custodian, trustee, or receiver appointed for it, or has any court take jurisdiction of its property, or any part thereof, in any proceeding for the purpose of reorganization, arrangement, dissolution, or liquidation, and such custodian, trustee, or receiver is not discharged, or such jurisdiction is not relinquished, vacated, or stayed within sixty (60) days of the appointment; or (3) the City terminates this Agreement pursuant to Section 5.2(c). Otherwise, this Agreement shall terminate on June 15, 2021 or the date the Loan is repaid in full.

     IN WITNESS WHEREOF, the City has caused this Agreement to be duly executed in its name and the Developer has caused this Agreement to be duly executed in its name and on its behalf, on or as of the date first above written.

CITY OF GRANITE FALLS, MINNESOTA

By	/s/ Dave Smiglewski
Its Mayor

By	/s/ William Lavin
Its Manager
This is a signature page to the Loan Agreement by and between City of Granite Falls, Minnesota and Granite Falls Energy, LLC
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GRANITE FALLS ENERGY, LLC

By	/s/ Julie Oftedahl-Volstad
Its Secretary/Treasurer
This is a signature page to the Loan Agreement by and between City of Granite Falls, Minnesota and Granite Falls Energy, LLC
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EXHIBIT A
Legal Description of Development Property
Land Description — 46.70 Acre Parcel
That part of the East Half of the Northeast Quarter of Section 1, Township 115 North, Range 39 West of the Fifth Principal Meridian, Granite Falls Township, Chippewa County, Minnesota, described as follows:
Commencing at the northwest corner of Parcel 3, as shown on the record plat entitled STATE HIGHWAY RIGHT OF WAY PLAT NO. 12-1, on file in the office of the Chippewa County Recorder; thence on an assumed bearing of South 1 degree 56 minutes 15 seconds West, along the west line of Parcel 3, as shown on said record plat entitled STATE HIGHWAY RIGHT OF WAY PLAT No. 12-1, a distance of 182.53 feet to southerly right of way boundary line of the railroad, which is also the southwest corner of said Parcel 3 and the point of beginning of the land to be described; thence on a bearing of South 87 degrees 01 minutes 14 seconds West, along the southerly right of way line of the railroad, a distance of 911.97 feet to the west line of the East Half of the Northeast Quarter of said Section 1; thence on a bearing of South 0 degrees 44 minutes 38 seconds West, along the west line of the East Half of the Northeast Quarter of said Section 1, a distance of 2290.26 feet to the northwest corner of Parcel 213, as shown on the record plat entitled MINNESOTA DEPARTMENT OF TRANSPORTATION RIGHT OF WAY PLAT NO. 12-24, on file in the office of the Chippewa County Recorder; thence on a bearing of South 88 degrees 21 minutes 26 seconds East, along the north boundary line of said Parcel 213, a distance of 729.81 feet; thence on a bearing of North 47 degrees 28 minutes 37 seconds East, along the boundary line of said Parcel 213, a distance of 143.46 feet to the west line of Parcel 1, as shown on said record plat entitled STATE HIGHWAY RIGHT OF WAY PLAT NO. 12-1; thence on a bearing of North 3 degrees 18 minutes 35 seconds East, along the west line of said Parcel 1, a distance of 1123.61 feet to the northwest corner of said Parcel 1; thence continuing on a bearing of North 3 degrees 18 minutes 35 seconds East, along the west line of Parcel 2, as shown on said record plat entitled STATE HIGHWAY RIGHT OF WAY PLAT NO. 12-1, a distance of 75.63 feet; thence on a bearing of North 1 degree 56 minutes 15 seconds East, along the west line of Parcel 2, as shown on said record plat entitled STATE HIGHWAY RIGHT OF WAY PLAT NO. 12-1, a distance of 1064.80 feet to the point of beginning.
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EXHIBIT B
Form of Legal Opinion of Developer’s Counsel
City of Granite Falls, Minnesota
885 Prentice Street
Granite Falls, MN 56241-1520

Re:	Loan Agreement by and between City of Granite Falls, Minnesota and Granite Falls Energy, LLC
Ladies and Gentlemen:
     As counsel for Granite Falls Community Ethanol Plant, LLC, a Minnesota limited liability company (the “Developer”), and in connection with the execution and delivery of a certain Loan Agreement (the “Loan Agreement”) between the Developer and the City of Granite Falls, Minnesota (the “City”); the Promissory Note (the “Note”) executed by the Developer evidencing the Loan (as defined in the Loan Agreement); and a certain Statutory Mortgage executed by the Developer in favor of the City (the “Mortgage”), each dated as of February 1, 2006, we hereby render the following opinion:
     We have examined the original certified copy, or copies otherwise identified to our satisfaction as being true copies, of the following:
               (a) The articles of organization, the operating agreement and the member control agreement of the Developer;
               (b) The Loan Agreement; and
               (c) The Note; and
               (d) The Mortgage;
and such other documents and records as we have deemed relevant and necessary as a basis for the opinion set forth herein.
     Based on the pertinent law, the foregoing examination and such other inquiries as we have deemed appropriate, we are of the opinion that:
     1. The Developer has been duly organized and is validly existing as a limited liability company under the laws of the State of Minnesota and is qualified to do business in the State of Minnesota. The Developer has full power and authority to execute, deliver and perform in full the Loan Agreement, the Note and the Mortgage; and the Loan Agreement, the Note and the Mortgage have been duly and validly authorized, executed and delivered by the Developer and, assuming due authorization, execution and delivery by the other parties thereto, are in full force and effect and are valid and legally binding instruments of the Developer enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors’ rights generally.
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     2. The consummation of the transactions contemplated by the Loan Agreement, the Note and the Mortgage and the carrying out of the terms thereof, will not result in violation of any provision of, or in default under, the articles of organization, member control agreement and operating agreement of the Developer or any indenture, mortgage, deed of trust, indebtedness, agreement, judgment, decree, order, statute, rule, regulation or restriction to which the Developer is a party or by which it or its property is bound or subject.
Very truly yours,
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EXHIBIT C
County Loan Amortization Schedule

Amount:	$100,000.00
Interest Rate:	3.00%

Date of Note:	3/9/2006
Date of Maturity:	6/15/2021

	Total	Accrued	Principal	Principal
	Payment	Interest	Payment	Balance
3/9/2006				$100,000.00
6/15/2006	$4,029.78	$808.33	$3,221.45	$96,778.55
12/15/2006	$4,029.78	$1451.68	$2,578.10	$94,200.45
6/15/2007	$4,029.78	$1413.01	$2,616.77	$91,583.68
12/15/2007	$4,029.78	$1373.76	$2,656.02	$88,927.66
6/15/2008	$4,029.78	$1333.91	$2,695.87	$86,231.79
12/15/2008	$4,029.78	$1293.48	$2,736.30	$83,495.49
6/15/2009	$4,029.78	$1252.43	$2,777.35	$80,718.14
12/15/2009	$4,029.78	$1210.77	$2,819.01	$77,899.13
6/15/2010	$4,029.78	$1168.49	$2,861.29	$75,037.84
12/15/2010	$4,029.78	$1125.57	$2,904.21	$72,133.63
6/15/2011	$4,029.78	$1082.00	$2,947.78	$69,185.85
12/15/2011	$4,029.78	$1037.79	$2,991.99	$66,193.86
6/15/2012	$4,029.78	$992.91	$3,036.87	$63,156.99
12/15/2012	$4,029.78	$947.35	$3,082.43	$60,074.56
6/15/2013	$4,029.78	$901.12	$3,128.66	$56,945.90
12/15/2013	$4,029.78	$854.19	$3,175.59	$53,770.31
6/15/2014	$4,029.78	$806.55	$3,223.23	$50,547.08
12/15/2014	$4,029.78	$758.21	$3,271.57	$47,275.51
6/15/2015	$4,029.78	$709.13	$3,320.65	$43,954.86
12/15/2015	$4,029.78	$659.32	$3,370.46	$40,584.40
6/15/2016	$4,029.78	$608.77	$3,421.01	$37,163.39
12/15/2016	$4,029.78	$557.45	$3,472.33	$33,691.06
6/15/2017	$4,029.78	$505.37	$3,524.41	$30,166.65
12/15/2017	$4,029.78	$452.50	$3,577.28	$26,589.37
6/15/2018	$4,029.78	$398.84	$3,630.94	$22,958.43
12/15/2018	$4,029.78	$344.38	$3,685.40	$19,273.03
6/15/2019	$4,029.78	$289.10	$3,740.68	$15,532.35
12/15/2019	$4,029.78	$232.99	$3,796.79	$11,735.56
6/15/2020	$4,029.78	$176.03	$3,853.75	$7,881.81
12/15/2020	$4,029.78	$118.23	$3,911.55	$3,970.26
6/15/2021	$4,029.81	$59.55	$3,970.26	$(0.00)
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EXHIBIT D
MIF Loan Amortization Schedule

Amount:	$500,000.00
Interest Rate:	1.00%

Date of Note:	3/9/2006
Date of Maturity:	6/15/2014

	Total	Accrued	Principal	Principal
	Payment	Interest	Payment	Balance
3/9/2006				$500,000.00
6/15/2006	$15,807.10	$1,347.22	$14,459.88	$485,540.12
9/15/2006	$15,807.10	$1,213.85	$14,593.25	$470,946.87
12/15/2006	$15,807.10	$1,177.37	$14,629.73	$456,317.14
3/15/2007	$15,807.10	$1,140.79	$14,666.31	$441,650.83
6/15/2007	$15,807.10	$1,104.13	$14,702.97	$426,947.86
9/15/2007	$15,807.10	$1,067.37	$14,739.73	$412,208.13
12/15/2007	$15,807.10	$1,030.52	$14,776.58	$397,431.55
3/15/2008	$15,807.10	$993.58	$14,813.52	$382,618.03
6/15/2008	$15,807.10	$956.55	$14,850.55	$367,767.48
9/15/2008	$15,807.10	$919.42	$14,887.68	$352,879.80
12/15/2008	$15,807.10	$882.20	$14,924.90	$337,954.90
3/15/2009	$15,807.10	$844.89	$14,962.21	$322,992.69
6/15/2009	$15,807.10	$807.48	$14,999.62	$307,993.07
9/15/2009	$15,807.10	$769.98	$15,037.12	$292,955.95
12/15/2009	$15,807.10	$732.39	$15,074.71	$277,881.24
3/15/2010	$15,807.10	$694.70	$15,112.40	$262,768.84
6/15/2010	$15,807.10	$656.92	$15,150.18	$247,618.66
9/15/2010	$15,807.10	$619.05	$15,188.05	$232,430.61
12/15/2010	$15,807.10	$581.08	$15,226.02	$217,204.59
3/15/2011	$15,807.10	$543.01	$15,264.09	$201,940.50
6/15/2011	$15,807.10	$504.85	$15,302.25	$186,638.25
9/15/2011	$15,807.10	$466.60	$15,340.50	$171,297.75
12/15/2011	$15,807.10	$428.24	$15,378.86	$155,918.89
3/15/2012	$15,807.10	$389.80	$15,417.30	$140,501.59
6/15/2012	$15,807.10	$351.25	$15,455.85	$125,045.74
9/15/2012	$15,807.10	$312.61	$15,494.49	$109,551.25
12/15/2012	$15,807.10	$273.88	$15,533.22	$94,018.03
3/15/2013	$15,807.10	$235.05	$15,572.05	$78,445.98
6/15/2013	$15,807.10	$196.11	$15,610.99	$62,834.99
9/15/2013	$15,807.10	$157.09	$15,650.01	$47,184.98
12/15/2013	$15,807.10	$117.96	$15,689.14	$31,495.84
3/15/2014	$15,807.10	$78.74	$15,728.36	$15,767.48
6/15/2014	$15,806.90	$39.42	$15,767.48	$(0.00)
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EXHIBIT E
Western Minnesota RLF Loan Amortization Schedule

Amount:	$100,000.00
Interest Rate:	5.00%

Date of Note:	3/9/2006
Date of Maturity:	6/15/2016

	Total	Accrued	Principal	Principal
	Payment	Interest	Payment	Balance
3/9/2006				$100,000.00
6/15/2006	$6,109.24	$1,347.22	$4,762.02	$95,237.98
12/15/2006	$6,109.24	$2,380.95	$3,728.29	$91,509.69
6/15/2007	$6,109.24	$2,287.74	$3,821.50	$87,688.19
12/15/2007	$6,109.24	$2,192.20	$3,917.04	$83,771.15
6/15/2008	$6,109.24	$2,094.28	$4,014.96	$79,756.19
12/15/2008	$6,109.24	$1,993.90	$4,115.34	$75,640.85
6/15/2009	$6,109.24	$1,891.02	$4,218.22	$71,422.63
12/15/2009	$6,109.24	$1,785.57	$4,323.67	$67,098.96
6/15/2010	$6,109.24	$1,677.47	$4,431.77	$62,667.19
12/15/2010	$6,109.24	$1,566.68	$4,542.56	$58,124.63
6/15/2011	$6,109.24	$1,453.12	$4,656.12	$53,468.51
12/15/2011	$6,109.24	$1,336.71	$4,772.53	$48,695.98
6/15/2012	$6,109.24	$1,217.40	$4,891.84	$43,804.14
12/15/2012	$6,109.24	$1,095.10	$5,014.14	$38,790.00
6/15/2013	$6,109.24	$969.75	$5,139.49	$33,650.51
12/15/2013	$6,109.24	$841.26	$5,267.98	$28,382.53
6/15/2014	$6,109.24	$709.56	$5,399.68	$22,982.85
12/15/2014	$6,109.24	$574.57	$5,534.67	$17,448.18
6/15/2015	$6,109.24	$436.20	$5,673.04	$11,775.14
12/15/2015	$6,109.24	$294.38	$5,814.86	$5,960.28
6/15/2016	$6,109.29	$149.01	$5,960.28	$0.00
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EXHIBIT F
Equipment

					Chippewa	Region 6W
				MIF	County	RLF
Equipment	Model	Vendor	Cost	Eligible	Eligible	Eligible	Total
Rolling Stock:
Tele-Handler	Manitou MLT 741	Lift Pro Equipment	$74,964.00	$74,964.00			$74,964.00

Front-End Loader	John Deere 544J H/L	RDO Equipment	$133,500.00	$133,500.00			$133,500.00

Railcar Mover	Trackmobile 4350TM	Hercu-Lift	$182,500.00	$82,500.00	$—	$100,000.00	$182,500.00

Fork Lift	Kalmar A/C P60BX	Hercu-Lift	$23,700.00	$23,700.00			$23,700.00

Aerial Work Platform	JLG 450AJ	Ziegler	$54,500.00	$19,500.00	$35,000.00		$54,500.00

Pick-Up	Chevrolet K1500	Kollen Motors	$24,367.00	$24,367.00			$24,367.00

Rolling Stock — Subtotal				$358,531.00	$35,000.00	$100,000.00	$493,531.00

Spare Parts and Shop Tools:
See Tab “ShopTools and SpareParts”				$123,966.66			$123,966.66
Preventative Maintenance Program - Datastream				$7,233.00			$7,233.00
Lab Equipment:
Other Lab Equipment	Hach Co, Fischer Scientific, Midland Scientific						$4,551.04

F-1

					Chippewa	Region 6W
				MIF	County	RLF
Equipment	Model	Vendor	Cost	Eligible	Eligible	Eligible	Total
Computer Equipment:
Server & PC’s	Dell	IBS	$37,074.30	$37,074.30			$37,074.30
Phone System	NEC	UTI	$6,897.70	$6,897.70

Admistration and Engineering:
	estimate	GF EDA	$30,000.00		$30,000.00		$30,000.00
	estimate	GF EDA	$35,000.00		$35,000.00		$35,000.00

				$533,702.66	$100,000.00	$100,000.00	$731,356.00

F-2

EXHIBIT G
DEFAULT REPORT

TO:	City of Granite Falls, Minnesota 885 Prentice Street Granite Falls, MN 56241-1520 Attn: City Coordinator
         The undersigned authorized representative of Granite Falls Energy, LLC (the “Developer”), hereby certifies that [check all that apply]:

☐	No event of default or event that would constitute an event of default by the Developer under the Senior Loan Agreement, dated December 16, 2004, between the Developer and First National Bank of Omaha (the “Senior Loan Agreement”) or which, with the giving or notice or lapse of time or both, would become such an event of default, has occurred and is continuing under the Senior Loan Agreement or any document executed in connection therewith.

☐	On , 20___, the undersigned spoke to of First National Bank of Omaha (402-633-___) who is familiar with the Senior Loan Agreement and who confirmed that to his/her actual knowledge without investigation, there is no event of default or event that would constitute an event of default by the Developer under the Senior Loan Agreement, or which, with the giving or notice or lapse of time or both, would become such an event of default, has occurred and is continuing under the Senior Loan Agreement or any document executed in connection therewith.

☐	An event of default has occurred under the Senior Loan Agreement. Attached is the notice of default from First National Bank of Omaha.

☐	An event of default or event that would constitute an event of default by the Developer under the Senior Loan Agreement or which, with the giving or notice or lapse of time or both, would become such an event of default, has occurred and is continuing under the Senior Loan Agreement or a document executed in connection therewith. The Developer expects to cure such default no later than , 20___.

Dated:
.

GRANITE FALLS ENERGY, LLC

By

Its

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